Exhibit 20.8
Page 1 of 4

Navistar Financial 1997-A Owner Trust
For the Month of May 1997
Distribution Date of June 16, 1997

Original Pool Amount Initial Receivables      $411,613,980.45
Subsequent Receivables (transferred 5/9/97)    $76,128,743.83
Subsequent Receivables (transferred 5/23/97)   $12,254,010.44

Beginning Pool Balance                        $481,864,426.98
Beginning Pool Factor                               0.9637351

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)         $12,693,421.97
  Interest Collected                            $3,897,513.64

Additional Deposits:
  Repurchase Amounts                                    $0.00
  Liquidation Proceeds/Recoveries                       $0.00
Total Additional Deposits                               $0.00
Repos/Chargeoffs                                  $723,609.14
Aggregate Number of Notes Charged Off                      14

Total Available Funds                          $16,590,935.61
Ending Pool Balance                           $468,447,395.87
Ending Pool Factor                                  0.9369009

Servicing Fee                                     $401,553.69

Repayment of Servicer Advances                          $0.00

Reserve Account:
  Beginning Balance (See Memo Item)            $25,569,422.81
  Target Percentage                                     5.25%
  Target Balance                              $24,593,488.28
  Minimum Balance                             $10,499,931.43
  (Release)/Deposit                             ($975,934.53)
  Ending Balance                              $24,593,488.28

Current Weighted Average APR:                         10.243%
Current Weighted Average Remaining Term (months):      47.02

Delinquencies:                             Dollars       Notes
Installments:
     1-30 days                           2,417,793.25    1,783
    31-60 days                             346,054.50      284
    60+ days                                41,650.88       34
    Total                                2,805,498.63    1,784

  Balances: 60+ days                     1,628,994.95       34

Memo Item - Reserve Account
  Opening Balance                      $24,654,546.87
  + Invest. Income                          41,382.64
  + Excess Servicing                       230,157.75
  + 5/9/97 Transfer                        643,335.55
    Beginning Balance                  $25,569,422.81

Exhibit 20.8
Page 2 of 4

Navistar Financial 1997-A Owner Trust
For the Month of May 1997

                                                                          NOTES

                                       TOTAL          CLASS A-1       CLASS A-2        CLASS A-3       CLASS B NOTES
Original Pool Amount
 Distributions:                   $500,000,000.00  $85,000,000.00  $221,500,000.00  $176,000,000.00   $17,500,000.00
 Distribution Percentages (1)                             100.00%            0.00%            0.00%            0.00%
 Coupon                                                    5.841%           6.350%           6.750%           6.950%

Beginning Pool Balance            $481,864,426.98
Ending Pool Balance               $468,447,395.87
Collected Principal                $12,693,421.97
Collected Interest                  $3,897,513.64
Charge-Offs                           $723,609.14
Liquidation Proceeds/Recoveries             $0.00
Servicing                             $401,553.69
Cash Transfer from Negative Carry Acct.     $0.00
  Total Collections Available
    for Debt Service               $16,239,390.97

Beginning Balance                 $481,867,692.26  $66,867,692.26  $221,500,000.00  $176,000,000.00   $17,500,000.00

Interest Due(2)                     $2,588,936.83     $325,478.49    $1,172,104.17      $990,000.00      $101,354.17
Interest Paid                       $2,588,936.83     $325,478.49    $1,172,104.17      $990,000.00      $101,354.17
Principal Due                      $13,417,031.11  $13,417,031.11            $0.00            $0.00            $0.00
Mandatory Prepayment Class A-1 Only     $3,265.28       $3,265.28
Principal Paid                     $13,420,296.39  $13,420,296.39            $0.00            $0.00            $0.00

Ending Balance                    $468,447,395.87  $53,447,395.87  $221,500,000.00  $176,000,000.00   $17,500,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                     0.6288           1.0000           1.0000           1.0000

Total Distributions                $16,009,233.22  $13,745,774.88    $1,172,104.17      $990,000.00      $101,354.17

Interest Shortfall                          $0.00           $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00           $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00           $0.00            $0.00            $0.00            $0.00

Excess Servicing                      $230,157.75
(see Memo Item - Reserve Account)

Beginning Reserve Account Balance  $25,569,422.81
(Release)/Draw                       ($975,934.53)
Ending Reserve Account Balance     $24,593,488.28


(1) Principal distributions will be paid in the following priority: First to Class A-1 until paid in full; Second to Class A-2 until paid in full;
    Third to Class A-3 until paid in full; Fourth 100% to the Class B Notes.

Exhibit 20.8
Page 3 of 4



Navistar Financial 1997-A Owner Trust
For the Month of May 1997



Trigger Events:  A) Loss Trigger - Reserve Account Balance
                 B) Delinquency Trigger


                                5              4              3                2                1
                             Jan 1997       Feb 1997       Mar 1997         Apr 1997         May 1997

Beg. Pool Balance                 N/A            N/A            N/A      $411,613,980.45  $481,864,426.98



A) Loss Trigger:
Principal of Contracts
  Charged off                     N/A            N/A            N/A          $312,536.51      $723,609.14
Recoveries                        N/A            N/A            N/A                $0.00            $0.00

Loss Trigger - Reserve Account Balance
  Total Charged off (Months 5,4,3)             $0.00
  Total Recoveries (Months 3,2,1)               0.00
  Net Loss/(Recoveries) for 3 Mos.             $0.00(a)

Total Balance (Months 5,4,3)                   $0.00(b)

Loss Ratio Annualized [(a/b)(12)]                N/A

Trigger: Is Ratio> 1.5%                           No

B) Delinquency Trigger:
   Balance Delinquency 60+ days                                 N/A                $0.00    $1,628,994.95
   As a % of Beginning Pool Balance                             N/A             0.00000%         0.33806%
   Three Month Average                                          N/A                  N/A              N/A

Trigger: Is Average> 2.0%                         No

Exhibit 20.8
Page 4 of 4



Navistar Financial 1997-A Owner Trust
For the Period May 16, 1997 through June 16, 1997


Pre-Funding Account:

   Beginning balance 5/15/97                                  $12,257,275.72
   Plus Investment Earnings                                       $46,743.77
   Less 5/23/97 Transfer to Seller                            $11,610,674.89 (1)
   Less 5/23/97 Transfer to Reserve Account                      $643,335.55 (2)
   Less 6/16/94 Transfer to Collection Account                $    46,743.77

   Subtotal                                                        $3,265.28

   Less 6/13/97 Transfer to Note Distribution Account              $3,265.28
   (Class A-1 Noteholders Prepayment Amount)

   Ending Balance                                                      $0.00

             (1)  Starting Receivable Balance of
                  Subsequent Receivables           $12,254,010.44
                  Less Reserve Account Initial
                  Deposit for Subsequent
                  Receivables                         $643,335.55

             (2)  5.25% of Subsequent Receivables

Negative Carry Account:
   Beginning Balance 5/15/97                                      $92,216.81
   Plus Investment Earnings                                          $923.27
   Less Negative Carry Amount for Monthly Period (as of 5/31/97)  $     0.00
   Subtotal                                                       $93,140.08

   Required Negative Carry Account Balance                             $0.00
   Excess Released to Certificateholders                          $93,140.08

   Ending Balance 6/16/97                                              $0.00

Navistar Financial Corporation




by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer